UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 1, 2011
HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West Front Street P.O. Box 500 Red Bank, New Jersey	07701

(Address of Principal Executive Offices)	(Zip Code)
(732) 747-7800

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.
     On November 1, 2011, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly owned subsidiary of Hovnanian Enterprises, Inc. (“Hovnanian”), entered into an Indenture among K. Hovnanian, Hovnanian, the other guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent (the “New Secured Notes Indenture”), under which K. Hovnanian issued $141,797,000 aggregate principal amount of 5.00% Senior Secured Notes due 2021 (the “5.00% New Secured Notes”) and $53,203,000 aggregate principal amount of 2.00% Senior Secured Notes due 2021 (the “2.00% New Secured Notes,” and together with the 5.00% New Secured Notes, the “New Secured Notes”) which are guaranteed by Hovnanian and substantially all of its existing and future restricted subsidiaries, in exchange for senior notes (collectively, the “Senior Notes”) of K. Hovnanian tendered by holders thereof in connection with its previously disclosed private exchange offers and consent solicitation (the “Exchange Offers”). The Senior Notes exchanged in the Exchange Offers consisted of $16,724,000 in aggregate principal amount of 6 1/2% Senior Notes due 2014, $26,199,000 in aggregate principal amount of 6?% Senior Notes due 2014, $67,592,000 in aggregate principal amount of 11?% Senior Notes due 2015 (the “11?% 2015 Notes”), $31,282,000 in aggregate principal amount of 6 1/4% Senior Notes due 2015, $13,328,000 in aggregate principal amount of 6 1/4% Senior Notes due 2016, $20,721,000 in aggregate principal amount of 7 1/2% Senior Notes due 2016 and $19,154,000 in aggregate principal amount of 8?% Senior Notes due 2017.
     Each of Hovnanian’s subsidiaries is a guarantor of the New Secured Notes, except for its home mortgage subsidiaries, certain of its joint ventures, joint venture holding companies (other than members of the Secured Group (as defined below)), and certain of its title insurance subsidiaries. The guarantees of K. Hovnanian JV Holdings, L.L.C. and its subsidiaries other than certain joint ventures and joint venture holding companies (collectively, the “Secured Group”), will be secured, subject to permitted liens and other exceptions, by a first-priority lien on substantially all of the assets of the members of the Secured Group. Members of the Secured Group are “unrestricted subsidiaries” under the Senior Notes and K. Hovnanian’s other senior and senior secured notes, and thus have not guaranteed such indebtedness.
     The 5.00% New Secured Notes and 2.00% New Secured Notes were issued as separate series under the New Secured Notes Indenture, but have substantially the same terms other than with respect to interest rate and related redemption provisions, and vote together as a single class. The New Secured Notes bear interest at 2.00% per annum, in the case of the 2.00% New Secured Notes, and 5.00% per annum, in the case of the 5.00% New Secured Notes, and mature on November 1, 2021. Interest on the New Secured Notes is payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2012, to holders of record at the close of business on April 15 or October 15, as the case may be, immediately preceding each such interest payment date.
     The New Secured Notes Indenture contains restrictive covenants that limit among other things, the ability of Hovnanian and certain of its subsidiaries, including K. Hovnanian, to incur additional indebtedness, pay dividends and make distributions on common and preferred stock, repurchase common and preferred stock, make other restricted payments, make investments, sell certain assets, incur liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into certain transactions with affiliates. The New Secured Notes Indenture also contains customary events of default which would permit the holders of the New Secured Notes to declare those New Secured Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely payments on the New Secured Notes or other material indebtedness, the failure to satisfy covenants, the failure of the documents granting security for the New Secured Notes to be in full force and effect, the failure of the liens on any material portion of the collateral securing the New Secured Notes to be valid and perfected and specified events of bankruptcy and insolvency.
     In addition, on November 1, 2011, K. Hovnanian entered into a Second Supplemental Indenture (the “11?% Notes Supplemental Indenture”), among K. Hovnanian, Hovnanian, as guarantor, the other guarantors party thereto and Wilmington Trust Company, as trustee, amending and supplementing that certain Indenture dated February 14, 2011 (the “Base Indenture”) by and among K. Hovnanian, Hovnanian, as guarantor, and Wilmington Trust Company, as trustee, as amended by the First Supplemental Indenture dated as of February 14, 2011 (the “First Supplemental Indenture”), by and among K. Hovnanian, Hovnanian, as guarantor, the other guarantors party thereto and Wilmington Trust Company, as trustee (the Base Indenture as amended by the First Supplemental Indenture, the “Existing Indenture”). The 11?% Notes Supplemental Indenture was executed and delivered following the receipt by K. Hovnanian of consents from a majority of the holders of K. Hovnanian’s 11?% 2015 Notes. The 11?% Notes Supplemental Indenture provides for the elimination of substantially all of the restrictive covenants and certain of the default provisions contained in the Existing Indenture and the 11?% 2015 Notes.
     This summary of the New Secured Notes Indenture and the 11?% Notes Supplemental Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the New Secured Notes Indenture and the 11?% Notes Supplemental Indenture, copies of which have been filed as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 of this Current Report on Form 8-K with respect to the New Secured Notes Indenture is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.
     The information required by Item 3.03 relating to the rights of the holders of the 11?% 2015 Notes is set forth above under Item 1.01 of this current report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.
     On October 31, 2011, Hovnanian issued a press release relating to the Exchange Offers. In the press release, Hovnanian announced the results of the Exchange Offers and the receipt of the requisite consent in connection with K. Hovnanian’s consent solicitation for the 11?% 2015 Notes.
     The Exchange Offers were made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors pursuant to Regulation S. The New Secured Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information contained in this report does not constitute an offer to sell or the solicitation of an offer to buy Senior Notes or New Secured Notes subject to the Exchange Offers in any jurisdiction in which such an offer or sale would be unlawful.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On November 3, 2011, Hovnanian received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that for the last 30 consecutive business days, the market value of publicly held depositary shares (the “Depositary Shares”) representing shares of Hovnanian’s 7.625% Series A Preferred Stock was below the minimum $15,000,000 requirement for continued listing of the Depositary Shares on The Nasdaq Global Market under Listing Rule 5450(b)(2)(C) (the “Rule”). This notification has no immediate effect on the listing of the Depositary Shares. In accordance with Listing Rule 5810(c)(3)(D), Hovnanian has 180 calendar days, or until May 1, 2012, to regain compliance with the Rule. Hovnanian will regain compliance if, at any time before May 1, 2012, the market value of publicly held Depositary Shares is $15,000,000 or more for a minimum of ten consecutive business days. If Hovnanian does not regain compliance with the Rule by May 1, 2012, Nasdaq will provide Hovnanian with written notification that the Depositary Shares are subject to delisting from The Nasdaq Global Market. At that time, Hovnanian may appeal the delisting determination to a Nasdaq Listings Qualifications Panel. Alternatively, Nasdaq may permit Hovnanian to transfer its listing of the Depositary Shares to The Nasdaq Capital Market if the Depositary Shares satisfy the requirements for continued listing on that market.
     Hovnanian will continue to monitor the market value of the Depositary Shares and consider various options available to it if the Depositary Shares do not trade at a level that is likely to regain compliance.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1
New Secured Notes Indenture dated as of November 1, 2011 relating to the New Secured Notes, among K. Hovnanian, Hovnanian, the other guarantors named therein and Wilmington Trust, National Association, as Trustee and Collateral Agent, including the form of the New Secured Notes.

4.2
11 7/8% Notes Supplemental Indenture dated as of November 1, 2011, relating to the 11 7/8% 2015 Notes, among K. Hovnanian, Hovnanian, as guarantor, the other guarantors named therein and Wilmington Trust Company, as Trustee.

10.1	First Lien Pledge Agreement, dated as of November 1, 2011, among the Secured Group members, as Pledgors, and Wilmington Trust, National Association, as Collateral Agent.

10.2	First Lien Security Agreement, dated as of November 1, 2011, among Secured Group members, as Grantors, and Wilmington Trust, National Association, as Collateral Agent.

99.1	Hovnanian Press Release, dated as of October 31, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)
	By:	/s/ Michael Discafani
		Name:	Michael Discafani
Date: November 7, 2011		Title:	Vice President and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

4.1
New Secured Notes Indenture dated as of November 1, 2011 relating to the New Secured Notes, among K. Hovnanian, Hovnanian, the other guarantors named therein and Wilmington Trust, National Association, as Trustee and Collateral Agent, including the form of the New Secured Notes.

4.2
11 7/8% Notes Supplemental Indenture dated as of November 1, 2011, relating to the 11 7/8% 2015 Notes, among K. Hovnanian, Hovnanian, as guarantor, the other guarantors named therein and Wilmington Trust Company, as Trustee.

10.1	First Lien Pledge Agreement, dated as of November 1, 2011, among the Secured Group members, as Pledgors, and Wilmington Trust, National Association, as Collateral Agent.

10.2	First Lien Security Agreement, dated as of November 1, 2011, among Secured Group members, as Grantors, and Wilmington Trust, National Association, as Collateral Agent.

99.1	Hovnanian Press Release, dated as of October 31, 2011.